Exhibit 10.4

PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT

This PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of _________, 2024, by and among GigCapital7 Corp., a Cayman Islands exempted company (the “Company”), and GigAcquisitions7 Corp., a Cayman Islands exempted company (“Purchaser”).

WHEREAS, the Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “IPO”), each unit consisting of one Class A Ordinary Share, par value $0.0001 per share, of the Company (an “Ordinary Share”), and one redeemable warrant, as described in that certain Registration Statement on Form S-1 (file No. 333-280015), initially filed with the Securities and Exchange Commission on June 7, 2024 (“Registration Statement”).

WHEREAS, each whole warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per Ordinary Share.

WHEREAS, the Purchaser has agreed to purchase an aggregate of 3,719,000 warrants (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $11.50 per share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

1.1. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

1.2. Purchase and Sale of the Private Placement Warrants. On the date of the consummation of the IPO or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 3,719,000 Private Placement Warrants at a price of $.01561 per warrant for an aggregate purchase price of $58,060 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company at least one business day prior to the Closing Date in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

1.3. Terms of the Private Placement Warrants.

(a)	Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent in connection with the IPO (a “Warrant Agreement”).

(b)

At the time of the closing of the IPO, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Ordinary Shares underlying the Private Placement Warrants (collectively, the “Securities”).

1.4. Conditions to Closing. The obligation of Purchaser to purchase and pay for the Private Placement Warrants as provided herein shall be contingent upon, and concurrent with, the consummation of the IPO.

1.5. Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to December 31, 2024, or if that certain Underwriting Agreement, dated as of the date hereof, by and among the Company, Craft Capital Management LLC as representative of the underwriters named therein (the “Underwriting Agreement”), is terminated for any reason.

2. Representations and Warranties of the Purchaser.

Purchaser represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Purchaser understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the sale of the Private Placement Warrants.

2.2. Accredited Investor. Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. Purchaser is purchasing the Securities solely for investment purposes, for Purchaser’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and Purchaser has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder. Purchaser shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4. Restrictions on Transfer. Purchaser acknowledges and understands the Private Placement Warrants are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Purchaser decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Purchaser acknowledges and understands the Securities are subject to transfer restrictions as described in Section 6 hereof. Purchaser agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Purchaser may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Purchaser agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Purchaser further acknowledges that because the Company is a shell company, Rule 144 may not be available to Purchaser for the resale of the Securities until the one-year anniversary following consummation of the Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(a)	Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(b)

Purchaser is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (i) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (ii) Purchaser has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by Purchaser are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Purchaser may suffer a loss of a portion or all of its investment in the Securities. Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. Organization and Authority. Purchaser is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by Purchaser and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Purchaser’s charter documents, (ii) any agreement or instrument to which Purchaser is a party or (iii) any law, statute, rule or regulation to which Purchaser is subject, or any agreement, order, judgment or decree to which Purchaser is subject.

2.9. No Legal Advice from Company. Purchaser acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Purchaser’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10. Reliance on Representations and Warranties. Purchaser understands the Private Placement Warrants are being offered and sold to Purchaser in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth in this Agreement in order to determine the applicability of such provisions.

2.11. No General Solicitation. Purchaser is not subscribing for the Private Placement Warrants as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement.

2.12. Legend. Purchaser acknowledges and agrees the book-entries evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company.

The Company represents and warrants to, and agrees with, Purchaser that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is (a) 200,000,000 Class A ordinary shares of nominal or par value US$0.0001 each, (b) 50,000,000 Class B ordinary shares of nominal or par value of US$0.0001 each, and (c) 1,000,000 Preference shares of nominal or par value US$0.0001 each (“Preference Shares”). As of the date hereof, the Company has issued and outstanding 16,340,583 Class B ordinary shares (of which up to 2,500,000 Class B ordinary shares are subject to forfeiture by the Sponsor, as described in the Registration Statement) and no shares of Preference Shares. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent, as the case may be, each of the Private Placement Warrants and Class A ordinary shares underlying the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Warrants and Class A ordinary shares underlying the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Purchaser will have or receive good title to the Private Placement Warrants purchased by such Purchaser under this Agreement, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite company power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite company power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Private Placement Warrants or Class A ordinary shares underlying the Private Placement Warrants in accordance with the terms hereof.

3.6. Additional Representations and Warranties. The representations and warranties of the Company set forth in the Underwriting Agreement are hereby incorporated herein and are true and correct with the same force and effect as though expressly made herein as of the date hereof.

4. Legends.

4.1. Legend. The Company will issue the Private Placement Warrants, and when issued, the Class A ordinary shares underlying the Private Placement Warrants, purchased by Purchaser in the name of such Purchaser. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A WARRANT PURCHASE AGREEMENT BETWEEN GIGCAPITAL7 CORP. AND GIGACQUISITIONS7 CORP. AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCK-UP PURSUANT TO THE TERMS SET FORTH IN THE WARRANT PURCHASE AGREEMENT.”

4.2. Purchaser’s Compliance. Nothing in this Section 4 shall affect in any way Purchaser’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of shares of Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association, (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity. In the event any Purchaser purchases the Ordinary Shares in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such Ordinary Shares upon the same terms offered to all other purchasers of the Ordinary Shares in the IPO in the event the Company fails to consummate the Business Combination.

6. Lock-Up Period.

Purchaser acknowledges that the Securities purchased by it pursuant to this Agreement will be subject to restrictions on transfer contained in that certain letter agreement (the “Insider Letter”), dated as of the date hereof, by and among the Company, Purchaser and the representative of the underwriters named in the Underwriting Agreement, which Insider Letter shall be substantially in the form filed as an exhibit to the Registration Statement.

7. Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

8. Assignment; Entire Agreement; Amendment.

8.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Purchaser to a person agreeing to be bound by the terms hereof and the transfer restrictions applicable to Purchaser set forth in the Insider Letter.

8.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

8.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

8.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

9. Notices.

9.1. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (i) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the shareholder.

10. Counterparts; Electronic Signatures.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

11. Survival; Severability.

11.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Date.

11.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

12. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GIGCAPITAL7 CORP.

By:
Name:	Dr. Avi S Katz
Title:	Chief Executive Officer and Chairman

PURCHASER:

GIGACQUISITIONS7 CORP.

By:
Name:
Title:

[Signature Page to Private Placement Warrant Purchase Agreement]